EXHIBIT 99.1

Premier Exhibitions Reports Fiscal 2011 Third Quarter Results

ATLANTA, Jan. 11, 2011 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the third quarter ended November 30, 2010.

Chris Davino, Premier Exhibition's Chief Executive Officer, stated, "Our third quarter results were characterized by strength in our touring and stationary Titanic exhibitions as well as solid performance in our stationary Bodies exhibits. Collectively, these three areas of our business generated a gross profit margin of $1.9 million for the quarter and $10.2 million for the nine months ended November 30, 2010. Unfortunately, these three areas of strength were offset by continued weakness in the touring Bodies portion of our business, which for the third quarter and nine month periods experienced losses of $2.3 million and $1.0, respectively."

Management has provided a gross margin breakdown for the third fiscal quarter and nine month period ending November 30, 2010 in Table 5 below.

Davino continued, "Having identified the main area of challenge within our business, we have decided to discontinue any further self-operated touring Bodies exhibitions, which will materially lessen our financial exposure. We will reduce our inventory of specimens and cut the fixed license costs by $4 million annually. In addition, we are also reducing General and Administrative costs and expect to drive further efficiencies throughout the business over the coming months. These decisive actions will generate a run-rate cost savings estimate of $3.0 million to $3.5 million beginning in the second quarter of fiscal 2012. In addition to lower fixed costs, we will also benefit from the ability to reallocate our resources toward performing assets such as the Titanic and other new and exciting content opportunities. As we complete these efforts in the fourth quarter, we expect to emerge in fiscal 2012 as a leaner, consistently more profitable company, one that's squarely focused on expanding our market opportunity."

Comparing the third fiscal quarter ended November 30, 2010 with the prior year third quarter:

  Revenue increased to $10.2 million compared to $8.7 million.
  Total exhibition days increased 19% to 1,613, as a result of better deployment of our entire capacity of touring exhibitions.
  Average attendance per exhibition day did not fluctuate at 608, as total attendance increased 20% to 980,506.
  Average ticket prices decreased 7% to $15.98 as compared with $17.16 in the prior year third quarter.
  Gross Profit decreased $3.1 million to ($0.4) million, reflecting lower revenue per exhibition day and attendee, as well as increased venue operating costs associated with more self operated exhibitions year over year.
  General and Administrative expenses decreased 1% to $4.6 million driven by lower legal fees.
  GAAP Net loss increased to ($5.7) million, or ($0.12) per diluted share from ($2.1) million, or ($0.05) per diluted share in the prior year period.
  Adjusted EBITDA, a non-GAAP measure (1), fell by ($3.0) million to ($4.9) million, which compares to ($1.9) million in the prior year period.
  On November 30, 2010, the Company had total cash and marketable securities of $7.1 million and no debt.

3Q11 Conference Call Information

Company management will host its third quarter fiscal 2011 conference call on January 11, 2011 at 9:00 a.m. (EST). Interested parties can access the call by dialing 1 (877) 545-1403 in the U.S. and 1 (719) 325-4934 internationally. Callers should reference confirmation code 7003291. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI) develops and tours museum quality exhibitions. Presently the Company operates and/or presents and promotes three different types of exhibitions:

  "Titanic: The Artifact Exhibition,"
  "Bodies...The Exhibition," and "Bodies Revealed;" and
  "Dialog in the Dark."

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	November 30,	February 28,
	2010	2010
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$ 6,329	$ 10,339
Marketable securities	803	3,308
Accounts receivable, net of allowance for doubtful accounts of $664 and $697, respectively	1,588	2,613
Merchandise inventory, net of reserve of $280 and $281, respectively	1,127	845
Income taxes receivable	521	3,161
Prepaid expenses	4,030	1,666
Other current assets	167	200
Total current assets	14,565	22,132

Artifacts owned, at cost	3,016	3,048
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $14,416 and $11,454, respectively	12,108	13,545
Exhibition licenses, net of accumulated amortization of $5,658 and $4,979, respectively	2,890	3,269
Deferred income taxes	--	927
Titanic Expedition costs incurred	3,887	--
Other long term assets	829	829
Total Assets	$ 37,296	$ 43,751

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$ 8,428	$ 5,518
Deferred revenue	961	1,705
Total current liabilities	9,389	7,223
Long-term liabilities:
Lease abandonment	3,163	3,666
Income taxes payable	--	1,214
Total long-term liabilities	3,163	4,880

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 48,069,661 and 47,804,742 shares, respectively; outstanding 47,067,652 and 46,738,293 shares, respectively	5	5
Additional paid-in capital	58,158	57,759
Accumulated deficit	(25,959)	(18,613)
Accumulated other comprehensive loss	(503)	(313)
Treasury stock, at cost; 1,002,009 and 1,002,009 shares respectively	(7,190)	(7,190)
Equity Attributable to Shareholders' of Premier Exhibitions, Inc.	24,511	31,648
Equity Attributable to Noncontrolling Interests	233	--
Total Liabilities and Shareholder' Equity	$ 37,296	$ 43,751

				Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months		Nine Months
	November 30, 2010	November 30, 2009	November 30, 2010	November 30, 2009

Revenue:
Exhibition revenue	$ 8,870	$ 7,949	$ 31,744	$ 30,302
Merchandise and other	1,352	753	3,249	2,777
Total revenue	10,222	8,702	34,993	33,079

Cost of revenue:
Exhibition costs	10,299	5,719	24,895	15,661
Cost of merchandise sold	370	340	870	805
Total cost of revenue (exclusive of depreciation
and amortization shown separately below)	10,669	6,059	25,765	16,466

Gross (loss) profit	(447)	2,643	9,228	16,613

Operating expenses:
General and administrative	4,627	4,660	13,521	19,433
Depreciation and amortization	1,200	1,412	3,716	4,357
Impairment of goodwill and intangible assets	--	--	--	4,512
Total operating expenses	5,827	6,072	17,237	28,302

Loss from operations	(6,274)	(3,429)	(8,009)	(11,689)

Other income (expense)	12	(46)	30	(255)

Loss before provision for income taxes	(6,262)	(3,475)	(7,979)	(11,944)

Benefit from income taxes	529	1,305	488	3,457

Net loss	(5,733)	(2,170)	(7,491)	(8,487)
Plus: Net loss attributable to noncontrolling interests	56	--	146	--
Net loss attributable to shareholders' of Premier	$ (5,677)	$ (2,170)	$ (7,345)	$ (8,487)

Net loss per share:
Basic and diluted loss per common share	$ (0.12)	$ (0.05)	$ (0.16)	$ (0.25)

Shares used in basic and diluted per share calculations	46,913,601	41,019,416	46,873,879	33,617,577

		Table 3
Premier Exhibitions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	November 30, 2010	November 30, 2009
Cash flows from operating activities:
Net loss	$ (5,733)	$ (2,170)
Adjustments to reconcile net loss to net cash
(used) provided by operating activities:
Depreciation and amortization	1,209	1,412
Stock based compensation	139	156
Accrued interest converted into common stock	--	247
Provision for doubtful accounts	(18)	(1,475)
Loss on sale of fixed assets	31	--
Lease abandonment	(154)	--
Changes in operating assets and liabilities:
Decrease in accounts receivable	1,540	3,742
Decrease in fair value of artifacts	(20)	--
Increase in merchandise inventory	(289)	(203)
Decrease in deferred income taxes	904	1,534
Increase in prepaid expenses	(1,357)	(1,686)
Decrease in other assets	33	--
Increase in deferred revenue	295	1,265
Increase (decrease) in accounts payable and accrued liabilities	3,092	(491)
Decrease (increase) in income taxes receivable	1,372	(2,597)
Total adjustments	6,776	1,904
Net cash provided by (used in) operating activities	1,043	(266)

Cash flows from investing activities:
Purchases of property and equipment	(1,160)	(443)
Proceeds from sale of property and equipment	9	--
Purchase of marketable securities	(94)	(16)
Sale of marketable securities	2,582	--
Decrease in artifacts	32	--
Purchase of exhibition licenses	192	--
Titanic Expedition costs incurred	(1,320)	--
Cash provided by non-controlling interest	379	--
Net cash provided by (used in) investing activities	619	(459)

Cash flows from financing activities:
Purchase of Treasury stock	(136)	--
Proceeds from option and warrant exercises	87	--
Net cash provided by financing activities	(49)	--

Effects of exchange rate changes on cash and cash equivalents	(104)	1
Effects of changes on marketable securities	11	--
Net increase (decrease) in cash and cash equivalents	1,520	(724)
Cash and cash equivalents at beginning of period	4,809	7,885

Cash and cash equivalents at end of period	$ 6,329	$ 7,161

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 3	$ --
Cash paid during the period for taxes	$ 141	$ --

		Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	November 30, 2010	November 30, 2009

Net loss	$ (5,733)	$ (2,170)
Provision for income taxes	529	1,305
Interest and Other expenses	12	(46)
Gain on disposal	8	(21)
Depreciation & Amortization	1,200	1,412
Stock Compensation	138	157
Adjusted EBITDA(1)	$ (4,928)	$ (1,881)

(1) Non – GAAP Measure:

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expense. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

					Table 5
Sources of Gross Profit
(In thousands)

	No. of	Three Months		Nine Months Ended
	Shows	3Q11	3Q10	11/30/2010	11/30/2009

Stationary shows (5)	5	$1,333	$2,211	$ 6,180	$ 7,985
Titanic touring shows (6)	6	576	552	4,025	6,092

Sub-totals	11	1,909	2,763	10,205	14,076
Bodies touring shows (11)	11	(2,370)	670	(1,024)	3,952

Total consolidated Gross Profit Margin	22	(461)	3,433	9,181	18,028

Other legacy activity		14	(790)	47	(1,415)
	22	$ (447)	$2,643	$ 9,228	$ 16,613

Note: The Company recognizes revenue from licensing to independent partners to co-produce, display and promote our exhibitions. Currently license revenue is generated solely by touring shows and recognized ratably over the duration of the exhibition. These license fees are included in Gross Profit Margin.

		Table 6
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	November 30, 2010	November 30, 2009

Compensation, excluding stock based compensation	$ 1,802	$ 1,699
Stock-based compensation	138	157
Bad Debt Expense	93	(3)
Legal and other professional fees	986	1,317
Rent and other office expenses	545	331
Other	1,063	1,159
General & Administrative expense	$ 4,627	$ 4,660

		Table 7
Exhibition Revenues & Operating Statistics
(In thousands)

	Three Months Ended
	November 30, 2010	November 30, 2009

Admissions revenue	$ 8,277	$ 6,933
Non-refundable license fees for current exhibitions	594	1,016
Total exhibition revenues	$ 8,871	$ 7,949

Total operating days	1,613	1,361
Total attendance (in 000's)	981	820
Average attendance per day	608	602

During the first quarter of fiscal 2010, the Company entered into an amendment to an existing multiple element agreement with promoters that modified certain of the terms and conditions of the agreement.  Although these modifications had no impact on revenue recognized in this fiscal year or prior periods, the amendments modify our analysis and computation of the fair value of the undelivered elements in such a way that we will no longer be able to support the fair value of the undelivered elements in a multiple element arrangement as required by U.S. GAAP.  As a result, during fiscal 2010 and in the future the Company will no longer recognize payment of non-refundable exhibition license revenue upon execution of an agreement or upon cash collection as a separate deliverable, but rather will defer such amounts until the time that the exhibition occurs, or the allowed time period for such an exhibition has passed and no remaining obligation to host such exhibition exists. This first quarter change had no impact on revenue recognized in prior periods, including non-refundable exhibition license revenue that was recognized.

CONTACT: Investor Contact:
         John Stone
         Chief Financial Officer
         404.842.2600
         john.stone@prxi.com